Exhibit 99.1

Contact: Matt Humphries, CFARick Fernandez

    Senior Director, Investor RelationsPress Contact

    Manhattan Associates Inc.  Manhattan Associates Inc.

    678-597-6574678-597-6988

    mhumphries@manh.com rfernandez@manh.com

Manhattan Associates Provides Corporate Update in
Response to COVID-19

ATLANTA – April 3, 2020 – Manhattan Associates Inc. (NASDAQ: MANH) is providing the following corporate update in response to the ongoing and rapidly evolving situation caused by COVID-19.

Eddie Capel, president and chief executive officer of Manhattan Associates, stated, “Our preliminary results for the first quarter were in line with our internal expectations due to continued demand for our cloud-based supply chain and omnichannel commerce solutions. Customer engagement remained robust and we continue to be optimistic on the longer-term opportunities in front of us. However, considering recent global events as a direct result of COVID-19, we are taking proactive measures to position our company for uncertainty in the near-term while maintaining flexibility to extend our market-leading position when a normalization of business activity resumes. In the interim, we remain focused on our industry-leading innovation while providing direct support for our clients globally in these uncertain times.”

Mr. Capel continued, “Effective April 1, 2020, we are reducing the salaries of the chief executive officer and the board of directors by 25%, the chief financial officer by 15%, and other named executive officers by 10%. Further, we are aggressively reducing operating expenses globally. Importantly, these expense reductions will not materially impact our ability to support our customers or make key investments in research and development to further extend our competitive positioning. Finally, we are suspending the company’s share repurchase program.”

“The uncertainty that COVID-19 is currently causing has been extraordinary. One thing that is certain, however, is that supply chains have never been more visible and mission-critical, and we believe that we will emerge from this period better positioned and stronger than ever,” Mr. Capel concluded.

Cautionary Statement on Forward-Looking Statements

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc. Forward-looking statements in this press release include, without limitation, any statements about the future effect of the COVID-19 pandemic on our business, customers or the global economy, our business prospects following the pandemic and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the risk that the duration and severity of the COVID-19 pandemic, and its ultimate effects on the global economy, our customers and our business, may be worse than expected; risks related to transitioning our business from a traditional perpetual license software company (generally hosted by our customers on their own premises and equipment) to a subscription-based software-as-a service/cloud-based model; disruption in the retail sector; competitive and pricing pressures; software errors and information technology failures, disruptions and security breaches; risks related to our products’ technology and customer implementations; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

About Manhattan Associates

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premises solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.